September 9, 2024

USQ Core Real Estate Fund
235 Whitehorse Lane, Suite 200
Kennett Square, PA 19348

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with the USQ Core Real Estate Fund Registration Statement on Form N-14 on July 22, 2024.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 under the Securities Act of 1933 and consent to all references to us in Post-Effective Amendment No. 1.

Very truly yours,

/s/  THOMPSON HINE LLP
     THOMPSON HINE LLP